Exhibit 10.1

Semiannual Servicer’s Certificate
CenterPoint Energy Transition Bond Company, LLC (formerly Reliant Energy Transition Bond Company LLC)
$748,897,000 Transition Bonds, Series 2001-1

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the "Agreement"), dated as of October 24, 2001, between
CenterPoint Energy Houston Electric, LLC (formerly Reliant Energy, Incorporated), as Servicer, and CenterPoint Energy Transition Bond Company, LLC
(formerly Reliant Energy Transition Bond Company LLC), as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: March 13, 2009 through September 11, 2009
Payment Date: September 15, 2009
Today's Date: September 11, 2009

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:
i.	Remittances for the March 13 through 31, 2009 Collection Period	3,800,366.20
ii.	Remittances for the April 1 through 30, 2009 Collection Period	6,854,760.08
iii.	Remittances for the May 1 through 31, 2009 Collection Period	6,433,887.93
iv.	Remittances for the June 1 through 30, 2009 Collection Period	7,489,827.73
v.	Remittances for the July 1 through 31, 2009 Collection Period	9,533,150.21
vi.	Remittances for the August 1 through 31, 2009 Collection Period	9,349,755.48
vii.	Remittances for the September 1 through 11, 2009 Collection Period	4,677,347.52
viii.	Net Earnings on Collection Account		[through 8/31/09]
	General Subaccount	31,433.73
	Overcollateralization Subaccount	3,691.84
	Capital Subaccount	5,969.01
	Reserve Subaccount	15,968.83
ix.	General Subaccount Balance (sum of i through viii above)	48,196,158.56

x.	Reserve Subaccount Balance as of Prior Payment Date	11,361,970.06
xi.	Overcollateralization Subaccount Balance as of Prior Payment Date	2,340,303.13
xii.	Capital Subaccount Balance as of Prior Payment Date	3,744,485.00
xiii.	Collection Account Balance (sum of ix through xii above)	65,642,916.75

2. Outstanding Amounts as of Prior Payment Date:
i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	38,615,263.00
iv.	Class A-4 Principal Balance	385,897,000.00
v.	Aggregate Principal Balance of all Series 2001-1 Transition Bonds	424,512,263.00

3. Required Funding/Payments as of Current Payment Date:
	Series 2001-1 Principal	Projected Principal Balance	Semiannual Principal Due
i.	Class A-1	0.00	0.00
ii.	Class A-2	0.00	0.00
iii.	Class A-3	0.00	38,615,263.00
iv.	Class A-4	376,320,741.00	9,576,259.00
v.	For all Series 2001-1 Transition Bonds	376,320,741.00	48,191,522.00

		Transition Bond Interest Rate	Days in Interest Period (1)	Interest Due
vi.	Required Class A-1 Interest	3.840%	180	0.00
vii.	Required Class A-2 Interest	4.760%	180	0.00
viii.	Required Class A-3 Interest	5.160%	180	996,273.79
ix.	Required Class A-4 Interest	5.630%	180	10,863,000.55
	(1) On 30/360 Day basis.

		Required Level	Funding Required
x.	Overcollateralization Subaccount	2,496,323.33	156,020.20
xi.	Capital Subaccount	3,744,485.00	0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i.	Trustee Fees and Expenses	0.00
ii.	Servicing Fee	187,224.25	(1)
iii.	Administration Fee and Independent Managers Fee	50,000.00	(2)
iv.	Operating Expenses	40,969.17	(3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)
Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount
1. Class A-1 Interest Payment	0.00	0.00
2. Class A-2 Interest Payment	0.00	0.00
3. Class A-3 Interest Payment	996,273.79	7.66
4. Class A-4 Interest Payment	10,863,000.55	28.15

vi.	Principal Due and Payable as a result of Event of Default or on Final Maturity Date
	Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount
	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	0.00	0.00
	4. Class A-4 Principal Payment	0.00	0.00

vii.	Semiannual Principal
	Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount
	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	38,615,263.00	297.04
	4. Class A-4 Principal Payment	9,576,259.00	24.82

viii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
ix.	Operating Expenses not Paid under Clause (iv) above	0.00
x.	Funding of Capital Subaccount	0.00
xi.	Funding of Overcollateralization Subaccount	0.00
xii.	Net Earnings in Capital Subaccount Released to Issuer	0.00
xiii.	Deposit to Reserve Subaccount	0.00
xiv.	Released to Issuer upon Series Retirement: Collection Account	0.00
xv.	Aggregate Remittances as of Current Payment Date	60,328,989.76

	(1) Servicing fee: $748,897,000 x .05% x 180/360 = $187,224.25
	(2) Administration fee: $50,000 x 180/180 = $50,000.00
	(3) Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($26,336.17) and
	independent accountants ($14,633.00).

5. Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of Indenture):
i.	Reserve Subaccount (available for 4.i. through 4.xii.)	11,361,970.06
ii.	Overcollateralization Subaccount (available for 4.i. through 4.ix.)	770,861.14
iii.	Capital Subaccount (available for 4.i. through 4.ix.)	0.00
iv.	Total Withdrawals	12,132,831.20

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
	Series 2001-1
i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	0.00
iv.	Class A-4 Principal Balance	376,320,741.00
v.	Aggregate Principal Balance for all Series 2001-1 Transition Bonds	376,320,741.00

vi.	Reserve Subaccount Balance	0.00
vii.	Overcollateralization Subaccount Balance	1,569,441.99
viii.	Capital Subaccount Balance	3,744,485.00
ix.	Aggregate Collection Account Balance	5,313,926.99

7. Shortfalls In Interest and Principal Payments as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Semiannual Interest
	Series 2001-1
	1. Class A-1 Bond Interest Payment	0.00
	2. Class A-2 Bond Interest Payment	0.00
	3. Class A-3 Bond Interest Payment	0.00
	4. Class A-4 Bond Interest Payment	0.00

ii.	Semiannual Principal
	Series 2001-1
	1. Class A-1 Principal Payment	0.00
	2. Class A-2 Principal Payment	0.00
	3. Class A-3 Principal Payment	0.00
	4. Class A-4 Principal Payment	0.00

8. Shortfalls in Required Subaccount Levels as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Overcollateralization Subaccount	926,881.34
ii.	Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer's Certificate this 11th day of September, 2009.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC (formerly RELIANT ENERGY, INCORPORATED), as Servicer

by:	/s/ Linda Geiger
Linda Geiger
Assistant Treasurer